As filed with the Securities and Exchange Commission on December 5, 2011

Registration No. 333-161134

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COINSTAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3156448
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 114th Avenue S.E.

Bellevue, Washington 98004

(Address of principal executive offices, including zip code)

COINSTAR, INC.

1997 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Full title of the plan)

Paul D. Davis

Chief Executive Officer

Coinstar, Inc.

1800 114th Avenue S.E.

Bellevue, Washington 98004

(425) 943-8000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Andrew Bor

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by the Registrant on August 6, 2009 (File No. 333-161134) (the “Registration Statement”) is being filed for the purpose of deregistering all 600,000 shares of the Registrant’s Common Stock that were originally registered for issuance under the Registrant’s 1997 Amended and Restated Equity Incentive Plan (the “Prior Plan”).

On June 1, 2011, the stockholders of the Registrant approved the Registrant’s 2011 Incentive Plan (the “Plan”) and, in connection therewith, no further awards will be made under the Prior Plan. The maximum number of shares of Common Stock reserved and available for issuance under the Plan includes 600,000 shares, plus (a) 1,363,103 shares available for issuance but not subject to outstanding awards under the Prior Plan as of June 1, 2011, the effective date of the Plan, and (b) shares subject to outstanding awards under the Prior Plan on June 1, 2011 that cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares), up to an aggregate maximum of 2,985,055 shares. As of November 25, 2011, 105,636 shares had ceased to be subject to awards under the Prior Plan and had become available for issuance under the Plan. Accordingly, the Registrant hereby deregisters 600,000 shares (the “Carryover Shares”) that have not and will not be issued under the Prior Plan, but which instead are available for issuance under the Plan.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant is filing a Registration Statement on Form S-8 to register, among other shares, the Carryover Shares authorized for issuance pursuant to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 5th day of December, 2011.

COINSTAR, INC.

/s/ Paul D. Davis
By:	Paul D. Davis
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of December, 2011.

Signature	Title

/s/ Paul D. Davis Paul D. Davis	Chief Executive Officer and Director (Principal Executive Officer)

/s/ J. Scott Di Valerio J. Scott Di Valerio	Chief Financial Officer (Principal Financial Officer)

/s/ Saul M. Gates Saul M. Gates	Chief Accounting Officer (Principal Accounting Officer)

/s/ Deborah L. Bevier Deborah L. Bevier	Chair of the Board

/s/ Arik A. Ahitov Arik A. Ahitov	Director

/s/ Nelson C. Chan Nelson C. Chan	Director

/s/ David M. Eskenazy David M. Eskenazy	Director

/s/ Robert D. Sznewajs Robert D. Sznewajs	Director

/s/ Ronald B. Woodard Ronald B. Woodard	Director